NON-COMPETITION AGREEMENT

     THIS  NON-COMPETITION AGREEMENT (this "Agreement") is made this 15th day of
                                            ---------
August 2006 (the "Effective Date"), by and among Matthew B. Mitchell ("Seller"),
                  --------------                                       ------
Mitchell  Site Acq., Inc., a Louisiana corporation ("Company"), and Ayin Holding
                                                     -------
Company  Inc.,  a  Delaware corporation ("Purchaser"). All capitalized terms not
                                          ---------
otherwise defined herein shall have the meaning given to them in the Stock Purchase Agreement, dated as of June 20, 2006, among Company, Purchaser, and Seller (the "Stock Purchase Agreement").
               --------------------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller is a shareholder, officer and director of Mitchell Site Acq., Inc., which is in the business of wireless communications site acquisition and project management (the "Business"):
                                 --------

     WHEREAS, pursuant to the Stock Purchase Agreement, Purchaser is purchasing all of the Company's issued and outstanding shares of capital stock;

     WHEREAS, contemporaneously herewith, Seller and Company are entering into an Employment Agreement (the "Employment Agreement");
                                  ---------------------

     WHEREAS, Company and Purchaser would not have entered into the Stock Purchase Agreement, and Company would not have entered into the Employment Agreement, without ensuring the confidentiality of certain information and protection against competition and solicitation by the Seller;

     WHEREAS, Company, or its respective assigns, will continue to engage in its business throughout the states of Louisiana, Alabama, Mississippi, and Texas (the "Territory"): and
       ---------

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Stock Purchase Agreement and Employment Agreement, the benefits which Seller will receive from the transactions contemplated by the Stock Purchase Agreement and Employment Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     COVENANTS

     1.1     Acknowledgements by Seller. Seller acknowledges the following;
             ---------------------------

          (a) Seller has been engaged in the Business. Such Business is highly competitive.

          (b) Seller's participation in the Business has provided Seller with valuable, confidential and proprietary information concerning the Business and its future plans, much of which Seller participated in developing.

          (c) Seller has had access to and have become acquainted with various trade secrets, proprietary data and other confidential information of the Business and may have contributed to such information, consisting of documents, files, software, development work


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computer  programs  and  databases,  processes,  techniques  and procedures, and related documentation, compilations of information, records and specifications, used in or related to the Business, including:

          (i) business information, such as (but not limited to) the business practices, suppliers, operational methods, technical processes, future plans, techniques, patent information and applications, leases, contracts and business plans;

          (ii) financial information, such as (but not limited to) earnings, sales, assets, debts, prices, pricing structure, margins, volume and quantities of purchases or sales, and other financial data;

          (iii) marketing information such as (but not limited to) prior, ongoing or proposed marketing programs, presentations or agreements by or on behalf of the Business, pricing information, marketing tests and results of marketing efforts;

          (iv) personnel information, such as (but not limited to) employees' personal or medical histories, compensation, employee incentive programs, terms of employment, actual or proposed promotions, Wrings, resignations, terminations including reasons for such terminations, training methods and other personnel information;

          (v) customer information, such as (but not limited to) past, existing or prospective customers' names, addresses or backgrounds, customer specifications and requirements, prices that particular or various customers are charged or pay for services, proposals or agreements between customers and the Business, status of customers' accounts, and other information about actual or prospective customers; and

          (vi) customer or prospective customer trade secrets, proprietary data and other confidential information that is provided to Seller for the sole and exclusive purpose of permitting Seller to market or provide products or services of the Business to such customers or prospective customers.

     (d) Any unauthorized possession, communication or use of Confidential Information (defined below) would enable Seller (or any third party to whom the Seller might disseminate the Confidential Information) to compete unfairly with Company by using the Confidential Information to such person's advantage.

     (e) The agreements and covenants contained in this Agreement are essential to protect the interests of Company in connection with the transactions contemplated by the Stock Purchase Agreement.

     (f) Company and Ayin Holding Company Inc. would not have consummated the transactions contemplated by the Stock Purchase Agreement, and would not have entered into the Employment Agreement, but for the agreements and covenants contained in this Agreement.

     For purposes of this Agreement, the trade secrets and confidential information referred to in Section 1.1 (c) above, including those described in subsections l.l(c)(i) through (vi), shall be collectively  referred  to as the "Confidential Information"; provided, however,
                                   ------------------------
that "Confidential Information" shall not include information that (A) is available from sources, other than Seller or their respective affiliates, which sources Seller reasonably believes do not have a duty of confidentiality to Company with respect to such information, or (B) is or becomes publicly available other than as a result of any Seller's breach of this Agreement.

     1.2     Noncompetition.  For  a  period  of  two (2) years from the date of
             ---------------
this Agreement or, if longer, for a period beginning on the date of this Agreement and ending two (2) years after the Employment Agreement's Expiration Date (as defined in the Employment Agreement), (the "Restricted Period'').
                                                           -----------------
Seller shall not, on its own behalf or on behalf of others (except for the benefit of Purchaser), directly or indirectly, own, manage, operate, control, invest in, or participate in the ownership, management, operations, or control of, lend Seller's name or any similar name to, any person, entity or business engaged in the Business in the Territory. Notwithstanding the foregoing: (i) the noncompetition restrictions set forth in this Section 1.2 and applicable during the Restricted Period (and only such restrictions) shall terminate and be of no further force and effect upon the occurrence of Ayin Holding Company Inc.'s failure to make a payment under the Notes (as that term is defined under the Stock Purchase Agreement) where such payment is not prohibited by applicable loan agreements to which Ayin Holding Company Inc. or Charys is a party, and
(ii) Seller shall not be prohibited from having beneficial ownership of up to 2% of the equity interest of any business entity, the equity securities of which are registered under the Securities Exchange Act of 1934, as amended.

     1.3     Payment.    In  consideration  for  the Seller's fulfillment of the
             --------
covenants  and  conditions  set  forth herein, Purchaser shall pay to Seller (i)
$3,000,000  in  cash  plus  (ii) the Parent Common Stock, as provided by Section
                      ----
2,04 of the Stock Purchase Agreement, upon execution of this Agreement. Any and all state or federal income or other taxes payable on the amounts paid pursuant to this Section shall be borne by Seller in their entirety.

     1.4     Nondisclosure  of  Confidential  Information.
             ---------------------------------------------

          (a) Seller acknowledges that (i) Company has a legitimate and continuing proprietary interest in the Confidential Information that Company has acquired for significant consideration; and (ii) in order to guard such interest of Company, it is necessary for Company to protect all Confidential Information. Seller agrees that its obligations under Section 1.4(b) of this Agreement shall be absolute and unconditional.

          (b) Seller shall not, directly or indirectly, during the Restricted Period, use, exploit, publish or otherwise disclose in any manner any Confidential Information, and shall otherwise keep all Confidential Information confidential. Notwithstanding the foregoing, Seller shall be entitled to disclose Confidential Information as may be required by applicable law, including a subpoena or court or administrative order, provided that in any such case Seller shall use reasonable efforts to give advance written notice of any such disclosure to Company and Ayin Holding Company Inc. In addition, Seller shall be entitled to use or disclose Confidential Information to the extent necessary to (i) prepare tax returns of Seller or (ii) to enforce its rights under the Stock Purchase Agreement and other documents executed in connection therewith.

          (c) Seller acknowledges that all physical property of the Business in the direct or indirect possession of any Seller, including all documents, files, software, development work computer programs and databases, processes, techniques and procedures, and related documentation, compilations of information, records, specifications, equipment and similar items relating to the Business or any of the Customers, whether or not prepared by Seller and whether or not such property is Confidential Information, (i) is and shall remain the exclusive property of the Business and (ii) shall not be removed from the premises of the Business. For purposes of this Section 1.4 and Section 1.6 of this Agreement, "Customers"
                                                                      ---------
shall mean the customers of the Business and Purchaser, including, without limitation, Cingular, NSORO, Bechtel, Centennial, Louisiana Tower and their respective affiliates, successors, and assigns.

     1.5     Nonsolicitation  of  Employees.   During  the  Restricted  Period,
             -------------------------------
Seller shall not, directly or indirectly, solicit the employment of, employ, recruit, or retain as an independent contractor, consultant or otherwise, any current employee of Company, or in any way induce or cause any current or future employee of Company, or any independent contractor or consultant with whom Company does business, to terminate its relationship with Company, or otherwise interfere or attempt to interfere in any way with any such relationship.

     1.6     Nonsolicitation of Customers.  During the Restricted Period, Seller
             -----------------------------
shall not, on its or his own behalf or on behalf of others, directly or indirectly, solicit any Customers for the purpose of engaging in the Business.

     1.7     Non-Disparagement. Unless necessary to prosecute any claims against
             ------------------
each other pursuant to this Agreement, the Stock Purchase Agreement or as required by law, including in response to a subpoena or court or administrative order, neither Company nor Seller shall, during the Restricted Period or anytime thereafter, disparage the other or any of its officers, directors, employees or direct or indirect equity owners (or their respective officers, directors or employees) in any way, including by making statements that would call into question the professional competence, billing or distribution practices, business competence or reputation of any of them.

2.     RIGHTS  AND  REMEDIES  UPON  BREACH.

Seller acknowledges that (a) the provisions of this Agreement are fundamental and essential for the protection of Company's legitimate business and proprietary interests; (b) such provisions are reasonable and appropriate in all respects; and (c) any breach of this Agreement will result in irreparable damage to Company for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by Seller of any provision of Sections 1.2, 1.4, 1.5, 1.6 or 1.7, Company shall, in addition to any other remedies permitted by law, be entitled to seek, and Seller consents to, equitable remedies including specific performance, injunctive relief, a temporary restraining order, and temporary or permanent injunctions, in federal court in Bexar County, San Antonio, State of Texas, to prevent or otherwise restrain a breach of such provision, without the necessity of proving harm or damages or the posting of any bond or other security, and to recover any and all costs and expenses, including reasonable attorneys' fees, incurred in enforcing this Agreement against Seller, Such relief shall be in addition to, and not in substitution of, any other remedies available to Company. The existence of any claim or cause of action of Seller against Company shall not constitute a defense to the enforcement by Company of the covenants contained in Sections 1.2, 1.4, 1.5, 1.6 or 1.7. Seller shall not defend any such claim or cause of action on the basis that there is an adequate remedy at law. The Restricted Period shall be extended by any period during which Seller is in breach of this Agreement as finally determined by a court of competent jurisdiction.

3.     SEVERABILITY;  BLUE  PENCILING.

The necessity of each of the restrictions set forth above and the nature and scope of each such restriction has been carefully considered, bargained for and agreed to by Company, Ayin Holding Company Inc., and Seller (each a "Party",
                                                                         -----
and, collectively, the "Parties"). The Parties hereby agree and acknowledge that
                        -------
the duration, scope and geographic area applicable to each of the restrictions set forth in this Agreement are fair, reasonable and necessary. The consideration provided for in the Stock Purchase Agreement, Employment
Agreement, and recited in this Agreement is sufficient and adequate to compensate Seller for agreeing to each of the restrictions contained in this Agreement. However, in the event that any portion of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable, including by reason of its being extended over too great a period of time or too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. Each provision and part of a provision of this Agreement shall be deemed a separate and severable covenant. It is the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which such enforcement is sought. Accordingly, a court of competent jurisdiction is directed to modify any provision to the extent necessary to render such provision enforceable, and if such cannot be lawfully done, to sever any such portion of a provision, but only such portion of a provision as necessary to cause the remaining provisions or portions of such provision to be enforceable.

4.     MISCELLANEOUS.

     4.1     Representations  of  Seller.  Seller  represents  and warrants that
             ----------------------------
Seller has read and understands this Agreement and has consulted with legal counsel who has explained all of its terms and provisions and that the agreed upon consideration for the undertakings made by Seller in this Agreement is adequate. Seller acknowledges and agrees that the restrictions on competitive activities and the other undertakings made by Seller in this Agreement will adversely affect such Seller's ability to obtain future business and to engage in other pursuits and that Seller nonetheless intends to be bound by all of the restrictions, undertakings and other obligations required in this Agreement.

     4.2     Amendments and Waiver. No amendment, waiver or consent with respect
             ----------------------
to any provision of this Agreement shall in any event be effective unless it is in writing and signed by the Parties, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any Party's lack of enforcement of any provision of this Agreement shall not be construed as a waiver, and the nonbreaching Party may elect to enforce any such provision at any time in the event of a past, repeated or continuing breach. The rights and remedies in this Agreement are the exclusive rights and remedies that the Parties may have upon a breach of this Agreement.

     4.3     Notices.  All notices or other communications required or permitted
             --------
under this Agreement shall be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile, provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight courier service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a party may designate by notice to the other parties):

SELLER:                          COMPANY:

MATTHEW B. MITCHELL              MITCHELL SITE ACQ., INC.
119 Veterinarian Road            119 Veterinarian Road
Lafayette, LA  70507             Lafayette, LA  70507
                                 Attn: Chairman of the Board
With a copy to:
                                 PURCHASER:
G. FREDERICK SEEMANN, ESQ.
401 Audubon Boulevard
Building B, Suite 103-A          AYIN HOLDING COMPANY, INC.
Lafayette, LA 70503-2676         17314 SH 249
                                 Suite 230
                                 Houston, Texas 77064
                                 Attention: Jimmy R. Taylor, President

                                 With copies to :

                                 CHARYS HOLDING COMPANY, INC.
                                 1117 Perimeter Center West, Suite N415
                                 Atlanta, Georgia 30338
                                 Attention : Billy V. Ray, Jr., Chief
                                 Executive Officer

                                 and

                                 PAUL, HASTINGS, JANOFSKY & WALKER, LLP
                                 600 Peachtree Street N.E., Suite 2400
                                 Atlanta, Georgia 30308-2222
                                 Fax No: (404) 815-2424
                                 Attention: Wayne Bradley

     Either Party may change its address for receiving notice by giving written notice to the other Party in the manner provided in this Section 4.3.

     4.4  Governing  Law.  This  Agreement  shall be governed by, and construed,
          ---------------
enforced and interpreted in accordance with, the substantive laws (without regard to its conflicts of laws provisions) of the State of Delaware.

     4.5     Successors  and  Assigns.   This  Agreement,  and  the  rights  and
             -------------------------
obligations of the Parties, shall inure to the benefit of and be binding on the Parties and their respective successors and assigns. Seller not may assign any rights, benefits, duties or obligations under this Agreement.

     4.6     Entire Agreement.       This  Agreement,  Stock Purchase Agreement,
             -----------------
and Employment Agreement express the entire agreement and understanding between the Parties with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are merged herein and therein and superseded hereby and thereby.

     4.7     Rules  of  Construction.    The  term  "including"  shall  mean
             ------------------------
"including without limitation." The term "person" shall be broadly construed to mean any individual, trust, partnership, corporation, limited liability company, organization, joint venture or any other entity or body of any nature. The Article, Section and other headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     4.8     Expenses.  Each  Party  shall  pay  its  own  costs and expenses in
             ---------
connection  with  the  transactions  contemplated  by  this  Agreement.

     4.9     Counterparts.  This  Agreement  may  be  executed  in  multiple
             -------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

     4.10     Set-Off.   The  Purchaser  shall  be  entitled to set-off from any
              --------
amounts payable hereunder any amounts owed by Seller or the Company to Purchaser pursuant to the Stock Purchase Agreement or the other documents and instruments executed and delivered in connection therewith.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


COMPANY:                                 SELLER:


MITCHELL SITE ACQ., INC.


By: /s/ Mathew B. Mitchell               /s/ Matthew B. Mitchell
   -----------------------------         ---------------------------
                                         Matthew B. Mitchell
Name: Mathew B. Mitchell
     ---------------------------

Title: President
      --------------------------

PURCHASER :


AYIN HOLDING COMPANY INC.

By: /s/ Jimmy R. Taylor
   -----------------------------

Name: Jimmy R. Taylor
     ---------------------------

Title: President
      --------------------------


                     SIGNATURE PAGE TO NON-COMPETITION AGREEMENT